U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Date of Report: October 8, 2001

                           BLIMPIE INTERNATIONAL, INC.
               (Exact name of issuer as specified in its charter)

    New Jersey                            0-21036              13-2908793
(State or Other Jurisdiction of        (Commission File      (IRS Employer
Incorporation or Organization)         Number)               Identification No.)

                        740 Broadway, New York, NY 10003
             (Address and Zip Code of Principal Executive Offices)

                                 (212) 673-5900
                        (Registrant's Telephone Number)

      Item 5. Other Events

            On October 8, 2001, Blimpie International, Inc. ("Blimpie") issued a press release announcing that it had entered into an Agreement and Plan of Merger dated as of October 5, 2001 with an investor group headed by Jeffrey Endervelt (the "Endervelt Group"), a Blimpie subfranchisor with extensive experience in the organization (the "Agreement"). Pursuant to the Agreement, Mr. Endervelt's company, Sandwich Acquisition Corporation ("SAC"), will merge with and into Blimpie, with Blimpie as the surviving corporation (the "Merger").

            In the Merger, the Endervelt Group will acquire all of the outstanding common stock of Blimpie at a price of $2.80 per share, or approximately $25,800,000. The transaction, which is expected to close during the first quarter of 2002, is subject to the approval of Blimpie's shareholders.

            In connection with the Agreement, various members of management who currently own approximately 58% of the outstanding shares of Blimpie have entered into a voting agreement with SAC (the "Voting Agreement") pursuant to which they have agreed to vote their shares in favor of the Agreement, and have granted to SAC a proxy to vote the Blimpie shares owned by them in favor of the transaction. Those members of management may terminate the Voting Agreement and revoke their proxies if Blimpie's Board of Directors withdraws its recommendation of the Merger Agreement in favor of a Superior Proposal (as defined in the Merger Agreement). Additionally, the Agreement provides that Blimpie will have the ability to conduct a market check for a 30-day period. The Agreement also allows Blimpie to terminate the agreement if Blimpie's Board determines that it has received a Superior Proposal, which would require the payment by Blimpie of a break-up fee of $1.3 million plus up to $200,000 of expenses.

            The foregoing description of the Merger Agreement and the Voting Agreement is qualified in its entirety by reference to the full text of the Merger Agreement and the Voting Agreement, copies of which are filed as exhibits to this report and incorporated herein by this reference.

            A copy of the press release issued in connection with the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

            Free copies of Blimpie's filings with the SEC may be obtained from Blimpie by directing a request to Investor Relations, Blimpie International, Inc., 1775 The Exchange, Atlanta, Georgia 30309.

      Item 7. Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

      (a)   Financial Statements -- none

      (b)   Pro forma financial information -- none

      (c)   Exhibits

Number                     Description
------                     -----------

10.51 Agreement and Plan of Merger dated as of the 5th day of October 2001 between Blimpie International, Inc. and Sandwich Acquisition Corporation.

10.52 Voting Agreement dated as of the 5th day of October 2001 among certain shareholders of Blimpie International, Inc. and Sandwich Acquisition Corporation.

99.1        Press Release dated October 8, 2001 of Blimpie International, Inc.

                                    Signature

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             Blimpie International, Inc.

Dated: October 8, 2001                   By: /s/ Anthony P. Conza
                                             -----------------------------------
                                             Anthony P. Conza, Chief (Principal)
                                                    Executive Officer